Exhibit 10.1

              SECOND AMENDMENT AND CONSENT TO CREDIT AGREEMENT

      This Second Amendment to Credit Agreement (herein, the "Amendment") is entered into as of August 9, 2007, among CalAmp Corp., a Delaware corporation (the "Borrower"), the lenders party hereto (herein, the "Lenders"), and Bank of Montreal, as administrative agent for the Lenders (the "Administrative Agent").

     PRELIMINARY STATEMENTS:

     A. The Borrower, certain subsidiaries of the Borrower as guarantors, the Administrative Agent, and the other Lenders have entered into that certain Credit Agreement dated as of May 26, 2006 (such Credit Agreement, as the same has been or may be amended, modified or restated from time to time, hereinafter referred to as the "Credit Agreement"). All defined terms used herein shall have the same meaning as in the Credit Agreement unless otherwise defined herein.

     B. The Borrower has requested that the Lenders (i) consent to the sale of its TelAlert business, and (ii) make certain amendments to the Credit Agreement, and the Lenders are willing to consent to such sale and so amend the Credit Agreement, all in the manner and on the terms and conditions hereinafter set forth.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  NOTICE OF DEFAULT AND RESERVATION OF RIGHTS.

     The Borrower has disclosed to the Lenders that it was in default of Sections 8.21(a) (Total Leverage Ratio), 8.21(b) (Net Worth) and 8.21(c) (Fixed Charge Coverage Ratio) of the Credit Agreement as of June 2, 2007 (collectively, the "Existing Defaults"). The Lenders have not waived the Existing Defaults, or any other default which may exist under the Loan Documents, and the Lenders expressly reserve all of their rights and remedies with respect to the Existing Defaults and such other defaults.

     In light of the Borrower's inability to satisfy the conditions precedent set forth in Section 7.1 of the Credit Agreement, any request for credit under the Credit Agreement shall be made available to the Borrower in the sole discretion of the Lenders on a case-by-case basis as and when any such Loans or Letters of Credit are requested.

SECTION 2.  CONSENT

     The Borrower has notified the Lenders that the Borrower and its Subsidiaries (including CalAmp Solutions, Inc.) intend to sell their TelAlert business (the "TelAlert Sale") to MIR3, Inc. (the "Acquirer") for a sale price not less than (i) $4,000,000 cash, (ii) monthly cash payments of $140,000 for 18 months beginning the third month after closing of the TelAlert Sale, and (iii) shares of the preferred stock of the Acquirer which can be converted to 8% of the Acquirer's common stock (the "Stock Consideration"), which preferred stock shall be worth not less than $4,000,000 and shall have a liquidation preference of not less than $4,000,000. The Borrower has requested that the Lenders consent to the TelAlert Sale. To induce the Lenders to consent to the foregoing, by signing below, the Borrower hereby represents, warrants and agrees that
(a) the sale price for the TelAlert Sale shall not be materially less than as set forth above, (b) the 100% of the Net Cash Proceeds from the TelAlert Sale (including, without limitation, the Net Cash Proceeds from any Disposition of the Stock Consideration or any portion thereof whenever it may occur) will be promptly after receipt thereof by the Borrower or any Subsidiary paid over to the Administrative Agent to be held at a collateral account under the control of the Administrative Agent and to be disbursed pursuant to the written direction of the Required Lenders by no later than August 20, 2007, (c) the Borrower shall deliver promptly after the closing of the TelAlert Sale stock certificates evidencing the Stock Consideration, together with blank stock powers therefor and (d) the closing of the TelAlert Sale shall have occurred, if at all, on or before September 30, 2007. By signing below, the Lenders hereby consent to the TelAlert Sale as described above provided that the Borrower and its Subsidiaries satisfy the conditions precedent set forth in Section 4 below.

SECTION 3.  AMENDMENTS.

     Subject to the satisfaction of the conditions precedent set forth in
Section 4 below, the Credit Agreement shall be and hereby is amended as follows:

     3.1. The following definition shall be added to Section 5.1 of the Credit Agreement in appropriate alphabetical sequence:

   "Disposition" means the sale, lease, conveyance or other disposition of Property, other than sales or other dispositions expressly permitted under
Section 8.10(a)-(d), (f)-(h) hereof.

     3.2. The definitions of "Net Cash Proceeds" and "Required Lenders" appearing in Section 5.1 of the Credit Agreement shall be amended and restated in their entirety to read as follows:

   "Net Cash Proceeds" means, as applicable, (a) with respect to any Disposition by a Person, cash and cash equivalent proceeds received by or for such Person's account, net of (i) reasonable direct costs relating to such Disposition and (ii) sale, use or other transactional taxes paid or payable by such Person as a direct result of such Disposition and (b) with respect to any offering of equity securities of a Person or the issuance of any Indebtedness for Borrowed Money by a Person, cash and cash equivalent proceeds received by or for such Person's account, net of reasonable legal, underwriting, and other fees and expenses incurred as a direct result thereof.

   "Required Lenders" means, as of the date of determination thereof, at least 2 Lenders whose outstanding Loans and interests in Letters of Credit and Unused Revolving Credit Commitments constitute more than 51% of the sum of the total outstanding Loans, interests in Letters of Credit, and Unused Revolving Credit Commitments of the Lenders; provided, in the event there is only one Lender such Lender shall constitute the Required Lenders.

     3.3. Section 8.5 of Credit Agreement shall be amended by deleting the period at the end of clause (j) and adding the following clauses thereto:

     "(k) No later than Monday of each week (beginning August 20, 2007), the Borrower shall provide to the Administrative Agent and the Lenders a cash balance report (reflecting actual cash receipts and cash disbursements of the Borrower and its Subsidiaries from the prior week, projected cash receipts and cash disbursements of the Borrower and its Subsidiaries for such week and a 5-week cash balance forecast showing projected cash receipts and cash disbursements of the Borrower and its Subsidiaries over the following 5-week period, together with a reconciliation of actual cash receipts and cash disbursements of the Borrower and its Subsidiaries from the prior week against the cash balance forecast previously furnished to the Administrative Agent and the Lenders and showing any deviations on a cumulative basis), prepared by the Borrower and in form and substance, and with such detail, as the Administrative Agent may request;

     (l) No later than Monday of every week (beginning August 20, 2007, a report on the status of the Echostar matter, including updated valuation analysis of the financial impact of such matter;

     (m) No later than Monday of every other week (beginning August 20, 2007), the Borrower shall provide to the Administrative Agent and the Lenders an updated accounts receivable listing, a current accounts receivable and accounts payable aging report, and a report regarding Echostar inventory held for potential rework, prepared by the Borrower and in form and substance, and with such detail, as the Administrative Agent may request; provided that the Borrower shall provide written notice of any write offs promptly; and

     (n) No later than 5 Business Days after the end of each fiscal month (beginning September 10, 2007), the Borrower shall provide to the Administrative Agent and the Lenders a report setting forth the cost basis of inventory prepared by the Borrower and in form and substance, and with such detail, as the Administrative Agent may request."

     3.4. A new Section 8.25 shall be added to the Credit Agreement to read as follows:

     "Section 8.25. Financial Advisor. The Administrative Agent shall have the right to engage on behalf of the Lenders a financial advisor, selected promptly by the Borrower from an approved list provided by the Administrative Agent to evaluate the financial condition, operating performance, and business prospects of the Borrower and its Subsidiaries and to perform such other information gathering or evaluation acts as may be reasonably requested by the Administrative Agent, and the costs and expenses of such financial advisor shall be borne by the Borrower and constitute part of the Obligations. The Borrower shall take reasonable steps to make available to such financial advisor and its representatives such information respecting the financial condition, operating performance, and business prospects of the Borrower and its Subsidiaries as may be reasonably requested and shall make its officers, employees, and, subject to approval by the Borrower, such approval not to be unreasonably withheld, conditioned or delayed, independent public accountants available with reasonable prior notice to discuss such information with such financial advisor and its representatives."

SECTION 4.  CONDITIONS PRECEDENT.

      The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

     4.1. The Borrower, the Administrative Agent and the Lenders shall have executed and delivered this Amendment.

     4.2. The Administrative Agent shall have received and approved the definitive sale agreement with respect to the TelAlert Sale.

     4.3. The Administrative Agent shall have received copies (executed or certified, as may be appropriate) of all legal documents or proceedings taken in connection with the execution and delivery of this Amendment to the extent the Administrative Agent or its counsel may reasonably request.

     4.4. Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Administrative Agent and its counsel.

     4.5. The Guarantors shall have executed their reaffirmation, acknowledgment, and consent in the space provided for that purpose below.

SECTION 5.  CONDITIONS SUBSEQUENT.

      The Borrower hereby agrees to deliver or cause to be delivered to the Administrative Agent the following in form and substance satisfactory to the Administrative Agent:

     5.1.  By no later than 7 days after the date hereof, an updated
Schedule 6.2 to the Credit Agreement and a listing of all owned and leased real property of the Borrower and its Subsidiaries, together with a description of the type of operation conducted at such property.

      Failure to comply with any of the foregoing covenants shall constitute an Event of Default under the Credit Agreement.

SECTION 6.  REPRESENTATIONS.

      In order to induce the Lenders to execute and deliver this Amendment, the Borrower hereby represents to the Lenders that as of the date hereof after giving effect to this Amendment the representations and warranties set forth in Section 6 of the Credit Agreement (other than Section 6.22 thereof) are and shall be and remain true and correct in all material respects, except to the extent the same expressly relate to an earlier date (except that the representations contained in Section 6.5 shall be deemed to refer to the most recent financial statements of the Borrower delivered to the Administrative Agent) and the Borrower is in compliance with the terms and conditions of the Credit Agreement (other than the Existing Defaults) and no Default or Event of Default (other than the Existing Defaults) has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

SECTION 7.  MISCELLANEOUS.

     7.1. The Borrower and the Guarantors heretofore executed and delivered to the Administrative Agent certain Collateral Documents and the Borrower hereby, and the Guarantors by signing below, acknowledge and agree, that, notwithstanding the execution and delivery of this Amendment, the Collateral Documents remain in full force and effect and the rights and remedies of the Agent and the Lenders, the obligations of the Borrower and the Guarantors thereunder and the liens and security interests created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

     7.2. Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

     7.3. The Borrower agrees to pay on demand all reasonable costs and expenses of or incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of counsel for the Administrative Agent.

     7.4. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of New York.

                     [SIGNATURE PAGE TO FOLLOW]
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      This Second Amendment and Consent to Credit Agreement is entered into as
of the date and year first above written.

"BORROWER"
CALAMP CORP.
By /s/ Richard K. Vitelle
     Name:  Richard K. Vitelle
     Title:  Vice President of Finance

     Accepted and agreed to by the Required Lenders.

"LENDERS"

BANK OF MONTREAL, acting through its Chicago Branch, in its individual capacity
as a Lender, as L/C Issuer, and as Administrative Agent
By /s/ Naghmeh Hashemifard
     Name  Naghmeh Hashemifard
     Title  Director

UNION BANK OF CALIFORNIA, N.A.
By /s/ Rafael Vistan
     Name  Rafael Vistan
     Title  Vice President

BANK OF THE WEST
By /s/ E. Leigh Irwin
     Name E. Leigh Irwin
     Title  Senior Vice President


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          REAFFIRMATION, ACKNOWLEDGEMENT AND CONSENT OF GUARANTORS

      Each of the undersigned, the Guarantors, heretofore executed and delivered to the Administrative Agent, on behalf of the Lenders, the Credit Agreement or an Additional Guarantor Supplement. Each of the undersigned hereby consents to the Second Amendment and Consent to Credit Agreement (the "Amendment") set forth above, including, without limitation, Section 5.1 thereof, and confirms that its Guaranty, and all obligations of the undersigned thereunder, remains in full force and effect. Each of the undersigned further agrees that the consent of the undersigned to any further amendments to the Credit Agreement shall not be required as a result of this consent having been obtained. Each of the undersigned acknowledges that the Lenders are relying on the assurances provided herein in entering into the Amendment.

"GUARANTORS"

CALAMP SOLUTIONS HOLDINGS, INC.
By /s/ Richard K. Vitelle
     Name:  Richard K. Vitelle
     Title:  Treasurer

CALAMP SOLUTIONS, INC.
By /s/ Richard K. Vitelle
     Name:  Richard K. Vitelle
     Title:  Treasurer

DATARADIO HOLDINGS, INC.
By /s/ Richard K. Vitelle
     Name:  Richard K. Vitelle
     Title:  Treasurer

DATARADIO CORPORATION
By /s/ Richard K. Vitelle
     Name:  Richard K. Vitelle
     Title:  Treasurer

DATARADIO COR LTD.
By /s/ Richard K. Vitelle
     Name:  Richard K. Vitelle
     Title:  Treasurer